SUBSIDIARIES OF THE REGISTRANT
- - - - - ------------------------------                                      Exhibit 21

The following is a list of the subsidiaries of the Company:

1.      McDonald & Company Securities, Inc.
        -----------------------------------
            McDonald & Company Securities, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

2.      MCD Oil & Gas Co., Inc.
        -----------------------
            MCD Oil & Gas Co., Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

3.      MCD Real Estate, Inc.
        ---------------------
            MCD Real Estate, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

4.      MCD-Gradison Agency, Inc.
        -------------------------
            The Company owns all of the issued and outstanding shares of preferred stock of MCD-Gradison Agency, Inc., an Ohio corporation. All of the issued and outstanding shares of Common Stock are held by three officers of the Company.

5.      McDonald Financial Services, Inc.
        ---------------------------------
            McDonald Financial Services, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

6.      McDonald & Company Venture Capital, Inc.
        ----------------------------------------
            McDonald & Company Venture Capital, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

7.      McDonald & Company Venture Capital, Inc. II
        -------------------------------------------
            McDonald & Company Venture Capital, Inc. II, an Ohio corporation, is a wholly owned subsidiary of the Company.

8.      McDonald Capital Management, Inc.
        ---------------------------------
            McDonald Capital Management, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

9.      McD-SCG, Inc.
        -------------
            McD-SCG, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

10.     McD Erie, Inc.
        --------------
            McD Erie, Inc., an Ohio corporation, is a wholly owned subsidiary of the Company.

11.     Gradvantage, Inc.
        -----------------
            Gradvantage, Inc., an Ohio Corporation, is a wholly owned subsidiary of the Company.

- - - - - --------------------------------------

12.     Gradison Insurance Agency, Inc.
        -------------------------------
            Gradison Insurance Agency, Inc., an Ohio corporation, is a wholly-owned subsidiary of the Company.

13.     McD Property Advisors, Inc.
        ---------------------------
            McD Property Advisors, Inc., an Ohio Corporation, is a wholly-owned subsidiary of the Company.

14.     Bond Lease Corporation V
        ------------------------
            Bond Lease Corporation V., an Ohio Corporation, is a wholly-owned subsidiary of the Company.

15.     Bond Lease Corporation VI
        -------------------------
            Bond Lease Corporation VI., an Ohio Corporation, is a wholly-owned subsidiary of the Company.

16.     Bond Lease Corporation VII
        --------------------------
            Bond Lease Corporation VII., an Ohio Corporation, is a wholly-owned subsidiary of the Company.

17.     Gradison & Company, Inc.
        ------------------------
            Gradison & Company, Inc., an Ohio Corporation, is a wholly-owned subsidiary of the Company.

18.     Secured Lease Finance Corp.
        ---------------------------
            Second Lease Finance Corp., an Ohio Corporation, is a wholly-owned subsidiary of the Company.





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